UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 14, 2012

GREEN PLAINS RENEWABLE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Iowa	001-32924	84-1652107
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

450 Regency Parkway, Suite 400, Omaha, NE		68114
(Address of principal executive offices)		(Zip code)

(402) 884-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At a meeting held on August 14, 2012, the Board of Directors of Green Plains Renewable Energy, Inc. (the “Company”) approved a second amendment and restatement to the Company’s Bylaws. The material changes effected by adoption of the Second Amended and Restated Bylaws, which is qualified in its entirety by reference to such Second Amended and Restated Bylaws filed as Exhibit 3.1 hereto, included:

(i)	Allowing the Board of Directors to postpone an annual meeting or a special meeting for reasons other than a lack of a quorum, and adding that the Chairman of the Board or the vote of a majority of the shares represented at a meeting may adjourn such meeting, rather than just a vote of the majority of the shares represented. (Sections 2.02, 2.03 and 2.05).

(ii)	Moving the window for notification of shareholder nomination of directors and proposals for matters other than director nominations (other than proposals submitted for inclusion in the proxy statement) to not earlier than 120 days and no later than 90 days prior to the anniversary of the prior year’s annual shareholder meeting, rather than 50 to 75 days prior to the annual meeting. (Section 2.10).

(iii)	Moving the window for notification of shareholder director nominees and proposals when the annual meeting date advances more than 30 days prior to or is delayed 30 days after the one-year anniversary of the previous annual meeting to not earlier than 90 days prior and no later than 60 days before the annual meeting or the 10th day following public dissemination, to conform to the notice period described in (ii) above. (Section 2.10).

(iv)	Clarifying the requirements that the advance notice provisions contained in Section 2.10 of the Company’s Bylaws are the exclusive means for a shareholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended) before a meeting of the shareholders. (Section 2.10).

(v)	In addition to (vii) below, expanding the required disclosure regarding any director nomination at the annual meeting or a special meeting to include, among other things all information required to be disclosed in solicitations of proxies for elections of directors, a description of all arrangements between the shareholder and each nominee and any other person pursuant to which the nominations are to be made by the shareholder, a written statement that the nominee, as director, will owe fiduciary duties under Iowa law and consent to be named in the proxy, a fully completed Director’s Questionnaire, and a written representation that the nominee (1) will not entered into a Voting Commitment that has not been disclosed to the Company or enter into any Voting Commitment that will limit or interfere with the nominee’s ability to comply with the fiduciary duties owed, (2) will not enter into an agreement or reimbursement or indemnification in connection with the nominee’s service as director that has not been disclosed, and (3) in such person’s individual capacity and on behalf of the person on whose behalf the nomination is made, would be in compliance, if elected, and will comply with all corporate governance, conflict of interest confidentiality and stock and ownership trading policies and guidelines of the Company. (Section 2.10(a)).

(vi)	In addition to (vii) below, expanding the required disclosure regarding any business (other than nomination of a director or directors) that the shareholder proposes to bring before a meeting to include any material interest in such business of such shareholder or beneficial owner on those behalf the proposal is made. (Section 2.10(b)).

(vii)	Expanding the required disclosure regarding any director nomination or business proposal made to include, among other things, the class and number of shares of the Company held or beneficially owned, a description of any derivative instruments, short positions, options, hedging transactions, voting arrangements, rights to dividends and other economic and voting interests the shareholder has with respect to the Company’s securities, and any other material interest of the shareholder or beneficial owner, The shareholder is also required to state whether the shareholder will deliver a proxy statement or form of proxy to shareholders large enough to carry the proposal or nomination, and must supplement the disclosures no later than 10 days following the record date. (Section 2.10(c)).

(viii)	Providing that a vacancy in the Board of Directors may only be filled by a majority of the Board of Directors then in office, except as otherwise required by applicable law. (Section 3.05).

(ix)	Adding a description of the audit committee and revising the compensation committee for conformity with current structure and applicable law. (Section 4.02 and Section 4.03).

The amendments also included other changes intended to update and clarify certain Bylaw provisions or conform them to current Iowa and other applicable law. A copy of the Company’s Second Amended and Restated Bylaws is attached hereto as Exhibit 3.1 and is incorporated into this Item 5.03 by reference.

As a result of changes concerning the Company’s advance notice provisions (see (ii) above), to be timely for the 2013 annual meeting, if it occurs within 30 days of May 2, 2013, proposals to nominate directors, and proposals for matters other than director nominations (other than proposals submitted for inclusion in the proxy statement), must be received at the Company’s principal executive offices no earlier than January 3, 2013, and no later than February 1, 2013.

Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

At a meeting held on August 14, 2012, the Board of Directors of the Company approved revisions to the Company’s Code of Ethics. There were no material changes made to the Company’s Code of Ethics, filed as Exhibit 14.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit

3.1	Second Amended and Restated Bylaws of Green Plains Renewable Energy, Inc., as amended and restated to August 14, 2012

14.1	Code of Ethics

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN PLAINS RENEWABLE ENERGY, INC.

Date: August 15, 2012	By:	/s/ Jerry L. Peters
Jerry L. Peters
Chief Financial Officer
(Principal Financial Officer)

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